Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Abdo H. Khoury
Senior Vice President and Acting CFO
(949) 718-4400

CORRECT: NHP Prices $250 Million of 6.00% Senior Notes Due 2015

(NEWPORT BEACH, California, May 17, 2005) ... Nationwide Health Properties, Inc. (NYSE: NHP) has announced the pricing of $250 million of 6.00% senior unsecured notes due May 20, 2015. (The Company’s press release issued on May 16, 2005 incorrectly referenced a maturity date of May 18, 2015.) The price to the investors for the notes was 97.769% of the principal amount. The Company intends to use the net proceeds of the offering to pay down outstanding indebtedness under its unsecured revolving bank line of credit.

The offering was underwritten by J.P. Morgan Securities Inc. as sole book-running manager. Banc of America Securities, UBS Securities LLC and Wachovia Capital Markets, LLC acted as senior co-managers and the following firms as junior book-running managers: Caylon Securities Inc., Cohen & Steers, KeyBanc Capital Markets and Wells Fargo Securities, LLC.

This press release shall not constitute an offer to sell nor a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A prospectus supplement related to this offering may be obtained from:

J.P. Morgan Securities Inc.

Distribution and Support Services

1 Chase Manhattan Plaza, Floor 5B

New York, NY 10081

Nationwide Health Properties, Inc. is a real estate investment trust that invests in health care facilities. The Company has investments in 424 facilities in 39 states. For more information on Nationwide Health Properties, Inc., visit the Company’s website at www.nhp-reit.com.

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Certain information contained in this news release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this news release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and we assume no obligation to update such forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; occupancy levels at certain facilities; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investment; our ability to meet acquisition goals; the ability of our operators to repay deferred rent or loans in future periods; the ability of our operators to obtain and maintain adequate liability and other insurance; our ability to attract new operators for certain facilities; our ability to sell certain facilities for their book value; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and the risk factors described in our annual report on Form 10-K filed with the SEC on February 24, 2005.